EXHIBIT 16.1

DKM Certified Public Accountants

2451 N. McMullen Booth Road, Suite 308

Clearwater Florida 33759-1362

855.334.0934

www.dkmcpas.com

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

May 6, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated May 6, 2013, of KMRB Acquisition Corp., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida